UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2015

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of July 20, 2015, Mr. Jorge A. Celaya joined the Company and will be appointed as the Company’s Executive Vice President and Chief Financial Officer effective as of August 10, 2015, following the announcement of the Company’s third quarter earnings for fiscal year 2015.  Mr. Celaya, age 49, reports to Mr. William P. Angrick, III, the Company’s Chairman and Chief Executive Officer.

As Executive Vice President and Chief Financial Officer, Mr. Celaya will lead the Company’s financial, accounting, treasury, tax and investor relations activities.  Mr. Celaya brings to Liquidity Services over 25 years of capital markets, financial accounting, operations and strategic transformation experience for global publicly held companies across diverse industries.  Prior to joining the Company, Mr. Celaya was co-founder of Avanz Capital, an independent investment firm focused on private equity investing in emerging markets.  From July 2007 to March 2010, Mr. Celaya was Executive Vice President and Chief Financial Officer of FTI Consulting, a global provider of business restructuring, financial consulting, and e-discovery software and services.  From October 2003 to February 2007, Mr. Celaya served as Executive Vice President and Chief Financial Officer of Sitel Corporation, a global provider of business process outsourcing services. From 1990 to October 2003, Mr. Celaya held various U.S. and international positions at Schlumberger Limited across a variety of industry sectors, including energy and technology. Mr. Celaya holds a Bachelor of Arts and a Masters in Business degree from the University of Texas at Austin.

In connection with his appointment, Mr. Celaya will receive a grant of 174,898 shares of restricted stock (the “Initial Equity Grant”).  One quarter of the Initial Equity Grant will vest on October 1, 2016 and, thereafter, one quarter of the Initial Equity Grant will vest on October 1 of each year for three years.  In the event that Mr. Celaya’s employment is terminated by the Company without cause or by Mr. Celaya for good reason within his first eighteen months of employment, his Executive Employment Agreement provides that 37.5% of the Initial Equity Grant will become vested as of the date of his termination.  On the eighteen month anniversary of Mr. Celaya’s start of employment, this acceleration provision will expire.

Mr. Celaya’s base salary is $350,000 and his target bonus percentage is 80% of his base salary.  Mr. Celaya will be eligible for a prorated annual incentive bonus for fiscal year 2015.  In addition, Mr. Celaya will be eligible to receive additional long-term incentive compensation each year.  For fiscal year 2016, he will receive an initial grant of long-term equity based compensation with a value no less than $350,000.  The Executive Employment Agreement by and between the Company and Mr. Celaya is attached hereto as Exhibit 10.1.

There are no family relationships between Mr. Celaya and any other director or executive officer of the Company.  The Company had no transactions, and has no transaction proposed, in which Mr. Celaya, or any member of his immediate family, has a direct or indirect material interest.

Mr. James M. Rallo will continue to serve in the dual capacity of President, Retail Supply Chain Group and Chief Financial Officer and Treasurer until Mr. Celaya’s appointment on August 10, 2015.  Thereafter, Mr. Rallo will focus exclusively on his duties as President of the Retail Supply Chain Group.

Item 7.01.  Regulation FD Disclosure.

The press release announcing Mr. Celaya’s appointment is attached hereto as Exhibit 99.1.

This exhibit is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of  Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Item 9.01                            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement by and between the Company and Jorge Celaya.

99.1	Press Release dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: July 23, 2015	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement by and between the Company and Jorge Celaya.

99.1	Press Release dated July 23, 2015.